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                                                                  EXHIBIT 10.2.1

                    AMENDMENT TO THE POWER PURCHASE AGREEMENT


         This AMENDMENT TO THE POWER PURCHASE AGREEMENT, dated as of November 26, 2001 (this "Amendment"), is made by and between EL PASO MERCHANT ENERGY, L.P., a limited partnership organized and existing under the laws of the State of Delaware ("Seller"), and CEDAR BRAKES II, L.L.C., a limited liability company organized and existing under the laws of the State of Delaware ("Buyer") (each of Seller and Buyer may hereinafter be referred to as a "Party" and collectively as the "Parties").

                              W I T N E S S E T H :

         WHEREAS, Seller and Buyer entered into the Power Purchase Agreement (the "PPA"), dated October 1, 2001;

         WHEREAS, Seller and Buyer have agreed amend the PPA in order to make certain clarifications to the PPA;

         NOW, THEREFORE in consideration of these premises and of the mutual covenants and agreements set forth herein, Seller and Buyer, intending to be legally bound, hereby agree to the following amendments to the PPA:

         Unless otherwise defined herein, all capitalized terms shall have the meanings as in the PPA.

         SECTION A. ARTICLE V(E) is amended as follows:

         The term "Contract Rate" is deleted and replaced with the term "Liquidated Damages Rate" in each of Sections V(E)(i)(b), (ii)(b), (iii)(b), and
(iv)(b).

         SECTION B. ARTICLE V(F) is amended and replaced in its entirety as follows:

         If Seller does not deliver at least forty-two percent (42%) of the Annual Quantity (as may be adjusted for any partial calendar year) by June 30 of any calendar year or the entire Annual Quantity (as may be adjusted for any partial calendar year) over any calendar year, then in addition to any amounts to be credited to Buyer by Seller under Article V(E) hereof, Seller shall pay to Buyer for such periods, as damages and not a penalty and as part of the consideration for this Agreement, an amount (the "Energy Shortfall Liquidated Damages") equal to the product of (i) the difference between (1)(x) forty-two percent (42%) of the Annual Quantity (as may be adjusted for any partial calendar year) for the period through June 30 or (y) the Annual Quantity (as may be adjusted for any partial calendar year) for the calendar year, as applicable, and (2) the Energy delivered by Seller (x) through June 30 of each calendar year or (y) through December 31 of each calendar year, as applicable, multiplied by
(ii) the difference between (1) the Liquidated Damages Rate for such calendar year set forth on Exhibit 2, hereof and (2) the Contract Rate for such calendar year set forth on Exhibit 2, hereof; provided, however, that any amount otherwise owed to Buyer by Seller due to Seller's failure to deliver the Annual Quantity by December 31 in any calendar year shall be reduced by the amount paid by Seller to Buyer due to Seller's failure to deliver at least forty-two percent (42%) of the Annual Quantity by June 30




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of that calendar year. Buyer shall prepare and present to Seller on or before the fifth (5th) day of August each calendar year, applicable to any Energy Shortfall Liquidated Damages incurred through June 30 of such calendar year, and on or before the fifth (5th) day of February each calendar year, applicable to any Energy Shortfall Liquidated Damages incurred during the entire preceding calendar year, a statement of the Energy Shortfall Liquidated Damages due and payable, if any, by Seller for the applicable period in accordance with the terms hereof. Seller shall pay such Energy Shortfall Liquidated Damages on or before the fifth (5th) day after receipt of the invoice from Buyer into an account of Buyer in accordance with written instructions provided by Buyer to Seller. If the payment is not received by the due date specified above, Seller shall pay to Buyer an interest charge on unpaid amounts which shall accrue daily from the due date until the date upon which payment is made at the then current late payment charge for commercial customers prescribed in PSE&G's Standard Terms and Conditions as may be amended from time to time (the "Late Payment Rate").

         SECTION C. ARTICLE XI is amended as follows:

         The fourth paragraph is revised to read as follows: "Notwithstanding anything herein to the contrary, the obligations of Seller under this Agreement to schedule and deliver forty-two percent (42%) of the Annual Quantity by June 30 in any calendar year and the Annual Quantity by December 31 in any calendar year shall not be excused or suspended by an event of Force Majeure."

         SECTION D. Miscellaneous Provisions.

         1. Except as herein amended in writing, the PPA previously entered into shall remain unchanged and in full force and effect.

         2. Except with respect to the provisions modified herein, if any discrepancy exists between the provisions in the PPA and this Amendment, such discrepancy shall be resolved in favor of the PPA.

         3. This Amendment shall be governed by and construed in accordance with the laws of the State of New Jersey, without regard to conflict of law principles, and federal law, where applicable.

         4. This Amendment shall be binding upon the Parties and their respective successors, heirs and assigns.

         5. This Amendment constitutes the entire agreement between the Parties hereto with respect to the matters contained herein, and all prior agreements with respect to the matters covered herein are superseded, except as provided above, and each Party confirms that it is not relying upon any representations or warranties of the other Party, except as specifically set forth herein or incorporated by reference hereto.

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         IN WITNESS WHEREOF, the Parties have entered into this Amendment as of the date first written above.

                                 EL PASO MERCHANT ENERGY, L.P.


                                 By:     /s/ John L. Harrison
                                       -----------------------------------------
                                       Name:  John L. Harrison
                                       Title:  Senior Vice President


                                 CEDAR BRAKES II, L.L.C.


                                 By:     /s/ John L. Harrison
                                       -----------------------------------------
                                       Name:  John L. Harrison
                                       Title:  Senior Vice President










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